UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   December 12, 2006

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL	60169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 781-3600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2006, the Board of Directors of Career Education Corporation (the “Registrant”) approved the Career Education Corporation Severance Plan for Corporate Executive Level Employees (the “Severance Plan”). The Severance Plan describes the circumstances under which employees who are designated by the Registrant’s Board of Directors as Corporate Executive Officers subject to the Registrant’s Executive Officer Stock Ownership Program (“Eligible Employees”) may receive severance benefits if their employment with the Registrant is involuntarily terminated.  The Severance Plan is effective on January 1, 2007.

If the Registrant’s Employee Benefits Committee (the “Plan Administrator”) determines that the employment of an Eligible Employee is involuntarily terminated by action of the Registrant, the Plan Administrator may, in its sole discretion, provide such employee a severance benefit under the Severance Plan.  If, however, the Plan Administrator determines that an Eligible Employee’s employment with the Registrant was terminated (1) for Cause (as defined in the Severance Plan), (2) due to an agreement between the Registrant and the Eligible Employee whereby he or she becomes a consultant or independent contractor of the Registrant, (3) by reason of such employee’s death, disability, or retirement (including voluntary retirement under a special early retirement incentive program), or (4) any form of voluntary termination, such termination will not be deemed to be involuntary, and such employee will not be eligible to receive a benefit under the Severance Plan.

An Eligible Employee whose employment is involuntarily terminated will be entitled to a minimum severance benefit of twenty-six weeks of his or her base pay at the time of termination (“Base Pay”) and a maximum severance benefit of fifty-two weeks of Base Pay to be calculated as follows: (a) an Eligible Employee with up to thirteen full years of Continuous Service (as defined in the Severance Plan) with the Registrant at the time of termination will be entitled to a severance benefit of twenty-six weeks of Base Pay, (b) an Eligible Employee with fourteen to twenty-five full years of Continuous Service with the Registrant at the time of termination will be entitled to a severance benefit of two weeks of Base Pay per year of Continuous Service, and (c) an Eligible Employee with twenty-six of more years of Continuous Service with the Registrant at the time of termination will be entitled a severance benefit of fifty-two weeks of Base Pay.  Severance benefits under the Severance Plan will be paid in a lump sum following termination of employment and will be made on or before March 15 of the year following the year in which the termination of an Eligible Employee’s employment occurs.

An Eligible Employee whose employment is involuntarily terminated will also be entitled to a lump sum payment of his or her pro-rated bonus earned during the year of termination, calculated in accordance with the method for determining bonuses for other similarly situated employees and paid in accordance with the Registrant’s normal bonus payment procedures, but not later than two and one-half months after the end of the calendar year in which the termination of the Eligible Employee’s employment occurs.

The Plan Administrator will require as a condition of obtaining severance benefits under the Severance Plan that an executive-level employee (a) sign a release of claims in a form acceptable to the

Plan Administrator and (2) enter into a non-solicitation, non-competition, and confidentiality agreement with the Registrant.

The above description of the Severance Plan is only a summary and is qualified in its entirety by reference to the Severance Plan attached as Exhibit 10.1 hereto and made a part hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit

Number          Description of Exhibits

10.1                 Career Education Corporation Severance Plan for Corporate Executive Level Employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:          /s/ Patrick K. Pesch

Patrick K. Pesch

Executive Vice President, Chief Financial
Officer, and Assistant Secretary

Dated: December 18, 2006

Exhibit Index

Exhibit

Number          Description of Exhibits

10.1                           Career Education Corporation Severance Plan for Corporate Executive Level Employees.